                                                                    EXHIBIT 12.1

                      AMERICAN LAWYER MEDIA HOLDINGS, INC.
         STATEMENT OF COMPUTATION OF EARNINGS TO COMBINED FIXED CHARGES
                                 (IN THOUSANDS)

                                                                                    HISTORICAL      PRO FORMA FOR
                                             HISTORICAL FIVE     PRO FORMA FOR         THREE          THE THREE
                                              MONTHS ENDED      THE YEAR ENDED     MONTHS ENDED     MONTHS ENDED
                                            DECEMBER 31, 1997  DECEMBER 31, 1997  MARCH 31, 1998   MARCH 31, 1998
                                            -----------------  -----------------  ---------------  ---------------
Loss from continuing operations before
  income taxes............................      $  (7,711)         $ (20,558)        $  (6,351)       $  (5,969)
                                                  -------           --------           -------          -------
Fixed charges:
Interest expense..........................          2,534             22,105             5,487            5,487
Rent expense(a)...........................            261                888               243              216
                                                  -------           --------           -------          -------
Total fixed charges.......................      $   2,795          $  22,993         $   5,730        $   5,703
                                                  -------           --------           -------          -------
Earnings..................................      $  (4,916)         $   2,435         $    (621)       $    (266)
                                                  -------           --------           -------          -------
                                                  -------           --------           -------          -------
Ratio of earnings to fixed charges........         (b)                (b)               (b)              (b)

(a) Represents one-third of rent expense which is deemed to be equivalent to an interest factor.

(b) Earnings were inadequate to cover combined fixed charges by $7,711, $20,558, $6,351 and $5,969 for the five months ended December 31, 1997, pro forma year ended December 31, 1997, three months ended March 31, 1998 and pro forma three months ended March 31, 1998, respectively.

                          AMERICAN LAWYER MEDIA, L.P.
         STATEMENT OF COMPUTATION OF EARNINGS TO COMBINED FIXED CHARGES
                                 (IN THOUSANDS)

                                                                                      THREE MONTHS   SEVEN MONTHS
                                                  YEAR ENDED DECEMBER 31,                 ENDED          ENDED
                                        --------------------------------------------    MARCH 31,      JULY 31,
                                          1993        1994        1995       1996         1997           1997
                                        ---------  ----------  ----------  ---------  -------------  -------------
Loss from continuing operations before
 income taxes.........................  $  (6,591) $  (10,156) $  (10,451) $  (8,360)   $  (1,708)     $  (3,042)
                                        ---------  ----------  ----------  ---------  -------------  -------------
Fixed charges:
Interest expense......................        478         667       1,384      1,972          576          1,420
Rent expense(a).......................        487         432         575        586          150            349
                                        ---------  ----------  ----------  ---------  -------------  -------------
Total fixed charges...................  $     965  $    1,099  $    1,959  $   2,558    $    (726)     $   1,769
                                        ---------  ----------  ----------  ---------  -------------  -------------
Earnings..............................  $  (5,626) $   (9,057) $   (8,492) ($  5,802)   $    (982)     $  (1,273)
                                        ---------  ----------  ----------  ---------  -------------  -------------
                                        ---------  ----------  ----------  ---------  -------------  -------------
Ratio of earnings to fixed charges....         (b)         (b)         (b)        (b)          (b)            (b)

------------------------

(a) Represents one-third of rent expense which is deemed to be equivalent to an interest factor.

(b) Earnings were inadequate to cover combined fixed charges by $6,591, $10,156, $10,451, $8,360, $1,708 and $3,042, for the years ended December 31, 1993,
    1994, 1995, 1996, the three months ended March 31, 1997 and the seven months ended July 31, 1997, respectively.

                     NATIONAL LAW PUBLISHING COMPANY, INC.
         STATEMENT OF COMPUTATION OF EARNINGS TO COMBINED FIXED CHARGES
                                 (IN THOUSANDS)

                                                                                                         PERIOD FROM
                                                                                          THREE MONTHS    JANUARY 1,
                                                       YEAR ENDED DECEMBER 31,             ENDED JULY      1997 TO
                                              ------------------------------------------       31,       DECEMBER 21,
                                                1993       1994       1995       1996         1997           1997
                                              ---------  ---------  ---------  ---------  -------------  ------------
Income (Loss) from continuing operations
  before income taxes.......................  $   1,500  $   1,341  $  (2,191) $     554    $    (122)    $   (2,704)
                                              ---------  ---------  ---------  ---------       ------    ------------
Fixed charges:
Interest expense............................      4,487      4,734      5,458      6,013        1,378          5,137
Amortization of deferred financing cost.....        418        523      2,616        161           40            156
Rent expense(b).............................        398        382        407        415           97            384
                                              ---------  ---------  ---------  ---------       ------    ------------
Total fixed charges.........................  $   5,303  $   5,639  $   8,481  $   6,589    $   1,515     $    5,677
                                              ---------  ---------  ---------  ---------       ------    ------------
Earnings....................................  $   6,803  $   6,980  $   6,290  $   7,143    $   1,393     $    2,973
                                              ---------  ---------  ---------  ---------       ------    ------------
                                              ---------  ---------  ---------  ---------       ------    ------------
Ratio of earnings to fixed charges..........       1.28       1.24         (b)      1.08           (b)            (b)

------------------------

(a) Represents one-third of rent expense which is deemed to be equivalent to an interest factor.

(b) Earnings were inadequate to cover combined fixed charges by $2,191, $122 and $2,704 for the year ended December 31, 1995, the three months ended March 31, 1997 and the period from January 1, 1997 through December 21, 1997, respectively.